Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Third Quarter 2022 Results

WESTFORD, Mass., November 1, 2022 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended October 1, 2022.

Third Quarter Financial Highlights
•Revenue increased 12% to $225 million.
•Bookings decreased 14% to $211 million.
•Net income increased 34% to $27 million.
•GAAP diluted EPS increased 34% to $2.35.
•Adjusted diluted EPS increased 21% to a record $2.38.
•Adjusted EBITDA increased 17% to a record $48 million and represented 21.3% of revenue.
•Operating cash flow decreased 34% to $25 million.
•Backlog was $350 million.

Note: Percent changes above are based on comparison to the prior year period. Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We delivered strong revenue and earnings performance in the third quarter despite the challenging macroeconomic environment,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Organic revenue growth was 19 percent in the third quarter with excellent contributions across all operating segments. Solid execution led to a fourth consecutive quarterly record for adjusted EBITDA and record adjusted earnings per share.

“Throughout the quarter we successfully navigated increasingly complex market conditions fueled by inflationary pressures, the strengthening U.S. dollar, lingering global supply chain constraints, and China's zero-COVID policy. Our operations teams around the globe continued to do an excellent job proactively managing these challenges.”

Third Quarter 2022 compared to 2021
Revenue increased 12 percent to $224.5 million compared to $199.8 million in 2021. Organic revenue increased 19 percent, which excludes a seven percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 42.5 percent compared to 41.9 percent in 2021. Gross margin in 2021 included a negative 110 basis point impact from the amortization of acquired profit in inventory.

GAAP diluted earnings per share (EPS) increased 34 percent to $2.35 compared to $1.75 in 2021. Adjusted diluted EPS increased 21 percent to a record $2.38 compared to $1.97 in 2021. Adjusted diluted EPS excludes $0.02 of acquisition costs and $0.01 of restructuring costs in 2022. Adjusted diluted EPS excludes $0.22 of acquisition-related costs in 2021. Net income increased 34 percent to $27.5 million compared to $20.5 million in 2021. Adjusted EBITDA increased 17 percent to a record $47.8 million and represented a record 21.3 percent of revenue compared to $40.9 million and 20.5 percent of revenue in the prior year quarter. Operating cash flow decreased 34 percent to $24.9 million compared to $37.9 million in 2021 due to an increase in working capital.

Kadant Reports Third Quarter 2022 Results
November 1, 2022

Bookings decreased 14 percent to $210.9 million compared to $244.7 million in 2021. Organic bookings decreased ten percent, which excludes a five percent decrease from the unfavorable effect of foreign currency translation and a one percent increase from an acquisition.

Summary and Outlook
“As we look ahead to the remainder of 2022, we are well positioned to finish the year strong,” Mr. Powell continued. “We have a significant amount of capital projects to deliver in the upcoming quarter, and our backlog remains at a near-record level. However, we expect macroeconomic headwinds to strengthen and order activity to continue to moderate through the remainder of the year.

"We are narrowing our revenue and adjusted diluted EPS guidance and we now expect revenue of $890 to $896 million in 2022, revised from our previous guidance of $890 to $905 million. Our GAAP diluted EPS guidance is now $10.02 to $10.19 revised from our previous guidance of $10.05 to $10.25. This guidance includes a $1.30 gain on the sale of a facility, $0.06 of acquisition-related costs, and $0.02 of impairment and restructuring costs. Excluding these items, we expect adjusted diluted EPS of $8.80 to $8.97, revised from our previous guidance of $8.80 to $9.00. For the fourth quarter of 2022, we expect GAAP diluted EPS of $1.90 to $2.07 on revenue of $217 to $223 million."

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, November 2, 2022, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at www.kadant.com. Participants interested in joining the call’s live question and answer session are required to register by clicking https://register.vevent.com/register/BIed70b6d3e5a94b4995fefb0445031a26 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through December 2, 2022.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the third quarter of 2022 included $0.2 million from an acquisition and a $14.1 million unfavorable foreign currency translation effect. Revenue in the first nine months of 2022 included $40.1 million from acquisitions and a $27.0 million unfavorable foreign currency translation effect. Our other non-GAAP financial measures exclude impairment and restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and certain gains or losses, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We

Kadant Reports Third Quarter 2022 Results
November 1, 2022

believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $2.8 million in 2021.
•Pre-tax acquisition costs of $0.4 million in 2022 and $0.7 million in 2021.
•Pre-tax restructuring costs of $0.1 million in 2022.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax expense related to amortization of acquired profit in inventory and backlog of $2.0 million ($2.8 million net of tax of $0.8 million) in 2021.
•After-tax acquisition costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2022 and $0.6 million ($0.7 million net of tax of $0.1 million) in 2021.
•After-tax restructuring costs of $0.1 million in 2022.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $6.4 million in 2022 and $3.4 million in 2021.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition costs of $0.5 million in 2022 and $2.6 million in 2021.
•Pre-tax indemnification asset reversal of $0.6 million in 2022.
•Pre-tax impairment and restructuring costs of $0.3 million in 2022.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 in 2022 and $2.9 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition costs of $0.3 million ($0.5 million net of tax of $0.2 million) in 2022 and $2.3 million ($2.6 million net of tax of $0.3 million) in 2021.
•After-tax impairment and restructuring costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2022.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022 and $2.0 ($2.9 million net of tax of $0.9 million) in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $16.2 million in 2022 and $7.7 million in 2021.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Third Quarter 2022 Results
November 1, 2022

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Revenue	$224,510	$199,789	$672,639	$568,063
Costs and Operating Expenses:
Cost of revenue	129,154	116,096	383,034	323,337
Selling, general, and administrative expenses	53,153	52,316	167,640	151,014
Research and development expenses	3,245	2,649	9,574	8,547
Gain on sale and other costs, net (b)	72	—	(19,936)	—
	185,624	171,061	540,312	482,898
Operating Income	38,886	28,728	132,327	85,165
Interest Income	271	55	650	176
Interest Expense	(1,721)	(1,320)	(4,321)	(3,497)
Other Expense, Net	(19)	(23)	(60)	(71)
Income Before Provision for Income Taxes	37,417	27,440	128,596	81,773
Provision for Income Taxes	9,746	6,742	33,075	21,252
Net Income	27,671	20,698	95,521	60,521
Net Income Attributable to Noncontrolling Interest	(184)	(237)	(672)	(635)
Net Income Attributable to Kadant	$27,487	$20,461	$94,849	$59,886

Earnings per Share Attributable to Kadant:
Basic	$2.36	$1.77	$8.14	$5.18
Diluted	$2.35	$1.75	$8.12	$5.14

Weighted Average Shares:
Basic	11,662	11,580	11,651	11,571
Diluted	11,700	11,668	11,681	11,644

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	October 1, 2022	October 1, 2022	October 2, 2021	October 2, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$27,487	$2.35	$20,461	$1.75
Adjustments for the Following, Net of Tax:
Acquisition Costs	276	0.02	595	0.05
Restructuring Costs	72	0.01	—	—
Acquired Profit in Inventory and Backlog Amortization (c,d)	—	—	1,978	0.17
Adjusted Net Income and Adjusted Diluted EPS (a)	$27,835	$2.38	$23,034	$1.97

	Nine Months Ended		Nine Months Ended
	October 1, 2022	October 1, 2022	October 2, 2021	October 2, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$94,849	$8.12	$59,886	$5.14
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	(15,143)	(1.30)	—	—
Acquisition Costs	335	0.03	2,325	0.20
Impairment and Restructuring Costs	207	0.02	—	—
Acquired Profit in Inventory and Backlog Amortization (c,d)	387	0.03	2,043	0.17
Adjusted Net Income and Adjusted Diluted EPS (a)	$80,635	$6.90	$64,254	$5.52

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Kadant Reports Third Quarter 2022 Results
November 1, 2022

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	October 1, 2022	October 2, 2021	Increase
Flow Control	$86,880	$76,253	$10,627	$16,913
Industrial Processing	86,085	81,620	4,465	9,179
Material Handling	51,545	41,916	9,629	12,493
	$224,510	$199,789	$24,721	$38,585

Percentage of Parts and Consumables Revenue	63%	66%

	Nine Months Ended		Increase	Increase Excluding Acquisitions and FX (a,e)
	October 1, 2022	October 2, 2021
Flow Control	$257,926	$210,769	$47,157	$33,598
Industrial Processing	263,572	233,455	30,117	39,584
Material Handling	151,141	123,839	27,302	18,289
	$672,639	$568,063	$104,576	$91,471

Percentage of Parts and Consumables Revenue	64%	66%

	Three Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (e)
Bookings by Segment	October 1, 2022	October 2, 2021
Flow Control	$84,902	$76,661	$8,241	$14,294
Industrial Processing	77,878	118,896	(41,018)	(39,200)
Material Handling	48,093	49,137	(1,044)	1,250
	$210,873	$244,694	$(33,821)	$(23,656)

Percentage of Parts and Consumables Bookings	68%	53%

	Nine Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (e)
	October 1, 2022	October 2, 2021
Flow Control	$282,360	$224,479	$57,881	$42,859
Industrial Processing	294,105	307,401	(13,296)	(6,105)
Material Handling	166,408	130,468	35,940	20,327
	$742,873	$662,348	$80,525	$57,081

Percentage of Parts and Consumables Bookings	62%	59%

	Three Months Ended		Nine Months Ended
Business Segment Information	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Gross Margin:
Flow Control	51.6%	49.7%	52.3%	51.8%
Industrial Processing	39.3%	39.7%	38.8%	40.1%
Material Handling	32.3%	31.9%	34.8%	33.8%
	42.5%	41.9%	43.1%	43.1%

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Kadant Reports Third Quarter 2022 Results
November 1, 2022

	Three Months Ended		Nine Months Ended
Business Segment Information (continued)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Operating Income:
Flow Control	$22,874	$17,129	$67,306	$51,899
Industrial Processing	17,550	16,095	70,994	44,449
Material Handling	6,945	3,491	21,490	12,941
Corporate	(8,483)	(7,987)	(27,463)	(24,124)
	$38,886	$28,728	$132,327	$85,165

Adjusted Operating Income (a,f):
Flow Control	$23,356	$19,835	$67,632	$55,841
Industrial Processing	17,550	16,128	51,561	44,622
Material Handling	6,945	4,290	22,207	14,352
Corporate	(8,483)	(7,987)	(27,463)	(24,124)
	$39,368	$32,266	$113,937	$90,691

Capital Expenditures:
Flow Control	$868	$1,128	$2,424	$1,830
Industrial Processing (h)	4,654	1,725	11,679	4,720
Material Handling	854	505	2,081	1,121
Corporate	—	12	7	17
	$6,376	$3,370	$16,191	$7,688

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Operating Cash Flow	$24,897	$37,932	$67,462	$101,410
Less: Capital Expenditures (h)	(6,376)	(3,370)	(16,191)	(7,688)
Free Cash Flow (a)	$18,521	$34,562	$51,271	$93,722

Depreciation and Amortization Expense	$8,456	$9,195	$26,387	$24,597

Balance Sheet Data	October 1, 2022	January 1, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$75,114	$94,161
Accounts Receivable, net	128,253	117,209
Inventories	156,567	134,356
Contract Assets	16,064	8,626
Property, Plant, and Equipment, net	105,439	107,989
Intangible Assets	173,707	199,343
Goodwill	372,966	396,887
Other Assets	78,743	73,641
	$1,106,853	$1,132,212
Liabilities and Stockholders' Equity
Accounts Payable	$53,495	$59,250
Debt Obligations	207,885	264,597
Other Borrowings	1,782	4,917
Other Liabilities	234,187	237,832
Total Liabilities	497,349	566,596
Stockholders' Equity	609,504	565,616
	$1,106,853	$1,132,212

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Kadant Reports Third Quarter 2022 Results
November 1, 2022

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Consolidated
Net Income Attributable to Kadant	$27,487	$20,461	$94,849	$59,886
Net Income Attributable to Noncontrolling Interest	184	237	672	635
Provision for Income Taxes	9,746	6,742	33,075	21,252
Interest Expense, Net	1,450	1,265	3,671	3,321
Other Expense, Net	19	23	60	71
Operating Income	38,886	28,728	132,327	85,165
Gain on Sale (b)	—	—	(20,190)	—
Acquisition Costs	410	718	486	2,619
Indemnification Asset Reversal (g)	—	—	575	—
Impairment and Restructuring Costs	72	—	254	—
Acquired Backlog Amortization (c)	—	604	703	691
Acquired Profit in Inventory Amortization (d)	—	2,216	(218)	2,216
Adjusted Operating Income (a)	39,368	32,266	113,937	90,691
Depreciation and Amortization	8,456	8,591	25,684	23,906
Adjusted EBITDA (a)	$47,824	$40,857	$139,621	$114,597
Adjusted EBITDA Margin (a,i)	21.3%	20.5%	20.8%	20.2%

Flow Control
Operating Income	$22,874	$17,129	$67,306	$51,899
Acquisition Costs	410	507	472	1,743
Restructuring Costs	72	—	72	—
Acquired Backlog Amortization (c)	—	353	—	353
Acquired Profit in Inventory Amortization (d)	—	1,846	(218)	1,846
Adjusted Operating Income (a)	23,356	19,835	67,632	55,841
Depreciation and Amortization	2,229	2,333	6,873	5,473
Adjusted EBITDA (a)	$25,585	$22,168	$74,505	$61,314
Adjusted EBITDA Margin (a,i)	29.4%	29.1%	28.9%	29.1%

Industrial Processing
Operating Income	$17,550	$16,095	$70,994	$44,449
Gain on Sale (b)	—	—	(20,190)	—
Indemnification Asset Reversal (g)	—	—	575	—
Impairment Costs	—	—	182	—
Acquisition Costs	—	33	—	113
Acquired Backlog Amortization (c)	—	—	—	60
Adjusted Operating Income (a)	17,550	16,128	51,561	44,622
Depreciation and Amortization	3,122	3,341	9,476	10,082
Adjusted EBITDA (a)	$20,672	$19,469	$61,037	$54,704
Adjusted EBITDA Margin (a,i)	24.0%	23.9%	23.2%	23.4%

Material Handling
Operating Income	$6,945	$3,491	$21,490	$12,941
Acquisition Costs	—	178	14	763
Acquired Backlog Amortization (c)	—	251	703	278
Acquired Profit in Inventory Amortization (d)	—	370	—	370
Adjusted Operating Income (a)	6,945	4,290	22,207	14,352
Depreciation and Amortization	3,083	2,885	9,262	8,253
Adjusted EBITDA (a)	$10,028	$7,175	$31,469	$22,605
Adjusted EBITDA Margin (a,i)	19.5%	17.1%	20.8%	18.3%

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Kadant Reports Third Quarter 2022 Results
November 1, 2022

		Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Corporate
	Operating Loss	$(8,483)	$(7,987)	$(27,463)	$(24,124)
	Depreciation and Amortization	22	32	73	98
	EBITDA (a)	$(8,461)	$(7,955)	$(27,390)	$(24,026)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million gain on the sale of a Chinese facility in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents expense (income) within cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents an indemnification asset reversal related to the release of tax reserves associated with uncertain tax positions.

(h)	Includes $2.2 million and $5.4 million in the three and nine months ended October 1, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,000 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 1, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our
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Kadant Reports Third Quarter 2022 Results
November 1, 2022

insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com
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